                                                                Execution Copy



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                                CREDIT AGREEMENT

                          Dated as of August 13, 1999

                                     Among

                                 PENTAIR, INC.

                                   THE BANKS
                               as defined herein

                                      and

                         U.S. BANK NATIONAL ASSOCIATION
                             as a Bank and as Agent


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

                           REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT, dated as of August 13, 1999, is by and between PENTAIR, INC., a Minnesota corporation (the "Borrower"), the banks or financial institutions listed on the signature pages hereof or which hereafter become parties hereto by means of assignment and assumption as hereinafter described (individually referred to as a "Bank" or collectively as the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "ADVANCE": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Reference Rate Advances shall be deemed a single Advance. An Advance may be a "Daily Pricing Advance", "Eurodollar Advance", or "Reference Rate Advance" (each, a "type" of Advance).

     "AGENT": U.S. Bank National Association, as agent for the Banks hereunder and each successor, as provided in SECTION 10.8, who shall act as Agent.

     "AGREEMENT": This Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

     "ALTERNATIVE APPLICABLE MARGIN": The margin added to the Eurodollar Rate (Reserve Adjusted) or equivalent base rate to obtain the rate of interest on borrowings under the New Syndicated Agreement, or any commitment accepted by the Borrower to enter into the New Syndicated Agreement, if higher than the Applicable Margin as determined below.

     "APPLICABLE MARGIN" and "APPLICABLE FACILITY FEE RATE": The following percentages when the following Levels apply:

                            Percentage for          Percentage for Applicable
     Applicable Level:      Applicable Margin:      Facility Fee Rate:
     -----------------      ------------------      -------------------------
     Level I                     0.375%                     0.125%

     Level II                    0.475%                     0.150%

     Level III                   0.575%                     0.175%

     Level IV                    0.6875%                    0.1875%

     Level V                     0.80%                      0.20%

     Level VI                    1.025%                     0.225%

     Level VII                   1.225%                     0.275%

The applicable level shall be determined as follows:

     LEVEL I shall apply if the Borrower's Long Term Debt Rating is A- or better (S&P) and A3 or better (Moody's).

     LEVEL II shall apply if the Borrower's Long Term Debt Rating is BBB+ or better (S&P) and Baa1 or better (Moody's) but no numerically lower Level applies.

     LEVEL III shall apply if the Borrower's Long Term Debt Rating is BBB or better (S&P) and Baa2 or better (Moody's) but no numerically lower Level applies.

     LEVEL IV shall apply if the Borrower's Long Term Debt Rating is BBB or better (S&P) and Baa3 or better (Moody's) OR if the Borrower's Long Term Debt Rating is BBB- or better (S&P) and Baa2 or better (Moody's) but no numerically lower Level applies.

     LEVEL V shall apply if the Borrower's Long Term Debt Rating is BBB- or better (S&P) and Baa3 or better (Moody's) but no numerically lower Level applies.

     LEVEL VI shall apply if the Borrower's Long Term Debt Rating is BB+ or better (S&P) and Ba1 or better (Moody's) but no numerically lower Level applies.

     LEVEL VII shall apply if no other level shall apply.

     As used herein:

     "LONG TERM DEBT RATING" means the rating assigned by S&P and Moody's to the long term, unsecured, senior indebtedness of the Borrower.

     "MOODY'S" means Moody's Investors Service, Inc.

     "S&P" means Standard & Poor's Ratings Group.

     "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Agent in the interbank eurodollar market.

     "COMMITMENT": The maximum unpaid principal amount of the Loans of all Banks which may from time to time be outstanding hereunder, being initially $100,000,000, as the same may be reduced from time to time pursuant to
SECTION 4.3 , or, if so indicated, the maximum unpaid principal amount of Loans of any Bank (which amounts are set forth on the signature pages hereof or in the relevant Assignment and Assumption Agreement for such Bank) and, as the context may require, the agreement of each Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement up to its Commitment.

     "DAILY PRICING ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under
SECTION 2.4.

     "DEFAULT": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

     "EURODOLLAR ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under
SECTION 2.4.

     "EURODOLLAR INTERBANK RATE": The offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%), for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, or for Daily Pricing Advances an Interest Period of one month, which appears on Page 3750 of the Dow Jones Markets (Telerate) screen as of 11:00 a.m., London time, on the day that is two Banking Days preceding the first day of the Interest Period of such Eurodollar Advance (or in the case of Daily Pricing Advances, on each Business Day, without giving effect to the two-day forward convention), or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; PROVIDED, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates offered to the Bank for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein.

     "EURODOLLAR RATE (RESERVE ADJUSTED)": A rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance (or in the case of Daily Pricing Advances, determined on each Business Day, which rate shall apply until the next-following Business Day) in accordance with the following formula:

                 Eurodollar Interbank Rate
     ERRA   =    -------------------------
                        1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Agent for the applicable Interest Period. The Agent's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

     "EURODOLLAR RESERVE RATE": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Agent the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Agent against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

     "EVENT OF DEFAULT":  Any event described in ARTICLE X.

     "EXISTING CREDIT AGREEMENT": That certain Credit Agreement, dated as of November 15, 1996, as amended and restated as of August 13, 1999, and as further amended, between the Borrower and U.S. Bank National Association, formerly known as First Bank National Association.

     "FEDERAL RESERVE BOARD": The Board of Governors of the Federal Reserve System or an successor thereto.

     "INTEREST PERIOD": Either (a) for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two or three months thereafter, as selected by the Borrower pursuant to SECTION 2.3 or
SECTION 2.4; provided, that:

     (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iii)  no Interest Period shall extend beyond the Termination Date; or

(b) for each Daily Pricing Advance, a period lasting until the next-following Business Day (provided, that the Eurodollar Interbank Rate shall be determined based on an interest period of one month, as provided in the definition thereof).

     "INTEREST STEP-UPS": The following percentages, added as provided in the definition of Applicable Margin, if the following events apply:

                                                         Amount of Interest
     Event:                                              Step-Up:
     ------                                              ------------------
     (a)  If on October 1, 1999, the Commitment
     shall be $50,000,000 or less, giving effect
     to all reductions under SECTION 4.3:                      0.25%

     (b)  If on October 1, 1999, the Commitment
     is more than $50,000,000, giving effect


                                       4

     to all reductions under SECTION 4.3:                      0.50%

     (c)  If the Termination Date has not
     occurred on or before December 1, 1999:                   1.00%

The Interest Step-Up under (a) and (b) shall be determined, and if (c) shall apply, the Interest Step-Up under (c) shall be added to that determined under
(a) or (b) on and after December 1, 1999 (for example, if (a) applied, on and after December 1, 1999, the total Interest Step-Up added as provided in the definition of Applicable Margin shall be 1.25%).

     "LOAN DOCUMENTS": This Agreement, the Notes, the fee letter described in SECTION 3.5, and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or any collateral for the Loans.

     "MULTI-FACILITY CREDIT AGREEMENT": That certain Amended and Restated Credit Agreement, dated as of August 1, 1997 (amending and restating the Multi-Facility Credit Agreement dated as of November 15, 1996), among the Borrower, certain Subsidiaries of the Borrower, the Agents, and the Banks listed therein, as the same has been and shall hereafter be amended from time to time after such date.

     "NEW PLACEMENT AGREEMENT": Any new agreement or agreements entered by the Borrower after the date hereof under which the Borrower will issue debt securities with a maturity exceeding one year, common or preferred equity, equity equivalent securities, convertible debt or other debt securities or equities.

     "NEW SYNDICATED AGREEMENT": Any new credit agreement entered by the Borrower after the date hereof except for (a) the Other Bridge Loan Agreements, (b) any agreements pertaining to synthetic lease obligations of the Borrower and its Subsidiaries, and (c) any agreements pertaining to sale of receivables by the Borrower and its Subsidiaries.

     "OTHER BRIDGE LOAN AGREEMENTS": Other separate credit agreements between the Borrower and Morgan Guaranty Trust Company and Bank of America, to be dated on or about the date of this Agreement, which are anticipated to be replaced by and refunded from the proceeds of the New Syndicated Agreement or New Placement Agreement.

     "PAYMENT DATE": The Termination Date, plus (a) the last day of each Interest Period for each Eurodollar Advance; and (b) the last day of each month of each year for each Daily Pricing Advances and Reference Rate Advance and for any fees including, without limitation, the Facility Fees.

     "PERCENTAGE": As to any Bank the proportion, expressed as a percentage, that such Bank's Commitment bears to the total Commitments of all Banks.

     "PERSON": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "REFERENCE RATE": The rate of interest from time to time publicly announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

     "REFERENCE RATE ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under
SECTION 2.4.

     "REQUIRED BANKS": Those Banks whose total Percentage exceeds 50%, or if no Commitments remain in effect, whose share of principal of the Loans exceeds 50% of the aggregate outstanding principal of all Loans.

     "SUBSIDIARY": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

     "TERMINATION DATE": The earliest of (a) March 30, 2000, (b) the date on which the Commitments are terminated pursuant to SECTION 9.4 hereof or (c) the date on which the Commitments are reduced to zero pursuant to SECTION 4.3 or 4.4 hereof.

     Section 1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

     Section 1.3 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                           ARTICLE II TERMS OF LENDING

     Section 2.1 THE COMMITMENTS. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, each Bank agrees, severally and not jointly, to make loans (each, a "Loan" and, collectively, the "Loans") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of the Loans of any Bank at any one time outstanding shall not exceed its Commitment. The Loans shall be made by the Banks on a pro rata basis, calculated for each Bank based on its Percentage.

     Section 2.2 ADVANCE OPTIONS. The Loan shall be constituted of Daily Pricing Advances, Eurodollar Advances and Reference Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the total number of outstanding Daily Pricing Advances and Eurodollar Advances shall not exceed 6 at any one time. Each Eurodollar Advance shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 above such amount. Each Daily Pricing Advance and Reference Rate Advance shall be in an amount that is an integral multiple of $100,000. The Loans may not be made as, or converted into or continued as, Daily Pricing Advances after September 30, 1999.

     Section 2.3  BORROWING PROCEDURES.

     (a) REQUEST BY BORROWER. Any request by the Borrower for a Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Agent not later than:

          (i) 10:00 a.m., Minneapolis time, on the date of the requested Loan, if the Loan shall be comprised of Daily Pricing Advances or Reference Rate Advances; or

          (ii) 12:00 noon, Minneapolis time, three Business days prior to the date of the requested Loan, if the Loan shall be, or shall include, a Eurodollar Advance.

     Each request for a Loan shall specify (1) the borrowing date (which shall be a Business Day), (2) the amount of such Loan and the type or types of Advances comprising such Loan, and (3) if such Loan shall include Eurodollar Advances, the initial Interest Periods for such Advances.

     (b) FUNDING OF AGENT. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's Percentage of the requested Loans. On the date of the requested Loans, each Bank shall provide its share of the requested Loans to the Agent in immediately available funds not later than 11:00 a.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in ARTICLE VI has not been satisfied, the Agent will make the requested Loans available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in immediately available funds not later than 5:00 p.m. (Minneapolis time) on the lending date so requested. If the Agent has made a Loan to the Borrower on behalf of a Bank but has not received the amount of such Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Loan (provided, however, that the Agent shall not make any Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Loan, the Agent shall be entitled to recover such Loan, with interest thereon at the rate then applicable to the such Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Loan in question accruing from the date the Agent made such Loan.

     2.4 CONTINUATION OR CONVERSION OF LOANS. The Borrower may elect to (i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Agent notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Agent not later than:

     (a) 10:00 a.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Daily Pricing Advance or Reference Rate Advance; or

     (b) 12:00 noon, Minneapolis time, three Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in SECTION 2.2), and (iii) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or Event of Default shall exist.

     Section 2.5 THE NOTES. The Loans of each Bank shall be evidenced by a promissory note of the Borrower (the "Notes"), substantially in the form of EXHIBIT A hereto, in the amount of such Bank's Commitment originally in effect and dated as of the date of this Agreement. The Banks shall enter in their respective records the amount of each Loan and Advance, the rate of interest borne by each Advance and the payments made on the Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

     Section 2.6 FUNDING LOSSES. The Borrower will indemnify each Bank upon demand against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under the Note, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to SECTION 4.2, 4.3 or 10.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by each Bank for purposes of this
SECTION 2.6 of the amount required to indemnify such Bank shall be conclusive in the absence of manifest error.

                          ARTICLE III INTEREST AND FEES

     Section 3.1  INTEREST.

     (a) EURODOLLAR ADVANCES. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus the higher of (i) the Applicable Margin PLUS any applicable Interest Step-Ups, or (ii) the Alternative Applicable Margin.

     (b) DAILY PRICING ADVANCES. The unpaid principal amount of each Daily Pricing Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Business Day plus the higher of (i) the Applicable Margin PLUS any applicable Interest Step-Ups, or (ii) the Alternative Applicable Margin.

     (c) REFERENCE RATE ADVANCES. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

     (d) INTEREST AFTER MATURITY. Any amount of the Loans not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) 1.00% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) 1.00% in excess of the Reference Rate in effect from time to time.

     Section 3.2 FACILITY FEE. The Borrower shall pay fees (the "Facility Fees") to the Agent for the account of the Banks in an amount determined by applying a rate of the Applicable Facility Fee Rate per annum to the average daily amount of the Commitments of the respective Banks (whether used or unused) for the period from the date hereof to the Termination Date.

     Section 3.3 COMPUTATION. Interest and Facility Fees shall be computed on the basis of actual days elapsed and a year of 360 days.

     Section 3.4 PAYMENT DATES. Accrued interest under SECTION 3.1(a), (b) and (c) and Facility Fees shall be payable on the applicable Payment Dates. Accrued interest under SECTION 3.1(d) shall be payable on demand.

     Section 3.5 AGENT'S FEE LETTER. The Borrower shall pay to the Agent the fees described in a letter dated as of August 13, 1999 by the Agent, accepted by the Borrower.


           ARTICLE IV PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                            OF THE CREDIT AND SETOFF

     Section 4.1 REPAYMENT. Principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

     Section 4.2 OPTIONAL PREPAYMENTS. The Borrower may prepay the Loans, in whole or in part, at any time subject to the provisions of SECTION 2.6, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $500,000 or an integral multiple thereof.

     Section 4.3 OPTIONAL REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, at any time, upon no less than 3 Business Days prior written or telephonic notice received by the Agent, reduce the Commitments of all Banks, such reduction to be in a minimum amount of $1,000,000 or an integral multiple thereof and to be applied ratably to the Commitments of the respective Banks. Upon any reduction in the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the total Commitments of all Banks as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than 3 Business Days prior written notice to the Agent, terminate the Commitments in their entirety. Upon termination of the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Facility Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Banks hereunder. All payment described in this Section is subject to the provisions of SECTION 2.6.

     Section 4.4 MANDATORY REDUCTION OF COMMITMENTS. If the Termination Date has not occurred sooner, the Commitments shall be reduced by (a) $50,000,000 upon the closing of the New Syndicated Agreement, and (b) $50,000,000 upon the closing of any New Placement Agreement (provided that any reduction of the Commitments under SECTION 4.3 shall be applied ratably to reduce the dollar amounts of such mandatory reductions). Upon any reduction in the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the total Commitments of all Banks as so reduced.

     Section 4.5 PAYMENTS. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Agent in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. The Agent shall promptly distribute in like funds to each Bank its Percentage share of each such payment of principal, interest and Facility Fees. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

     Section 4.6 PRORATION OF PAYMENTS. If any Bank or other holder of a Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, pursuant to the guaranty hereunder, or otherwise) on account of principal of, interest on, or fees with respect to any Loan, or payment of any Letter of Credit Obligations, in any case in excess of the share of payments and other recoveries of other Banks or holders, such Bank or other holder shall purchase from the other Banks or holders, in a manner to be specified by the Agent, such participations in the Loans held by such other Banks or holders as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of such other Banks or holders; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.


                ARTICLE V ADDITIONAL PROVISIONS RELATING TO LOANS

     Section 5.1 INCREASED COSTS. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

     (a) any tax, duty or other charge with respect to any Loan, the Notes or the Commitments is imposed, modified or deemed applicable, or the basis of taxation of payments to any Bank of interest or principal of the Loans or of the Facility Fees (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

     (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank is imposed, modified or deemed applicable;

     (c) any increase in the amount of capital required or expected to be maintained by any Bank or any Person controlling such Bank is imposed, modified or deemed applicable; or

     (d) any other condition affecting this Agreement or the Commitments is imposed on any Bank or the relevant funding markets;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Loans, issuing or participating in the Letters of Credit or extending its Commitment is increased, or the amount of any sum receivable by such Bank hereunder or under the Notes in respect of any Loan is reduced;

THEN, the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Banks have not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Determinations by each Banks for purposes of this SECTION 5.1 of the additional amounts required to compensate such Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Banks may use any reasonable averaging, attribution and allocation methods.

     Section 5.2 DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR INADEQUATE; IMPRACTICABILITY. If the Agent determines (which determination shall be conclusive and binding on the parties hereto) that:

     (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate for such Interest Period;

     (b) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Banks of making or funding the Daily Pricing Advances or the Eurodollar Advance for a relevant Interest Period; or

     (c) the making or funding of the Daily Pricing Advances or the Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Agent, materially and adversely affects such Advances or any Bank's Commitment or the relevant market;

the Agent shall promptly give notice of such determination to the Borrower, and (i) any notice of a new Daily Pricing Advances or Eurodollar Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Reference Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding Daily Pricing Advances or Eurodollar Advances, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Daily Pricing Advances or Eurodollar Advance to a Reference Rate Advance on such last day.

     Section 5.3 CHANGES IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any Daily Pricing Advances or Eurodollar Advance, the obligation of such Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Daily Pricing Advances or Eurodollar Advance previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrower thereof in writing, and the Borrower shall, at the time notified by such Bank, either convert each such unlawful Advance to a Reference Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of SECTION 2.6.

     Section 5.4 DISCRETION OF THE BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Banks had actually funded and maintained each Daily Pricing Advances and Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not any Bank shall have granted any participations in such Advances).


                         ARTICLE VI CONDITIONS PRECEDENT

     Section 6.1 CONDITIONS OF INITIAL LOAN. The obligation of the Banks to make the initial Loan hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in SECTION 6.2 below, that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, each duly executed and certified or dated the date of the initial Loan or such other date as is satisfactory to the Agent:

     (a) The Notes executed by a duly authorized officer (or officers) of the Borrower.

     (b) A certificate or certificates of the Secretary or an Assistant Secretary of the Borrower, attesting to and attaching (i) a copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents, (iii) a copy of the Articles or Certificate of Incorporation of the Borrower with all amendments thereto, and (iv) a copy of the By-Laws of the Borrower with all amendments thereto.

     (c) A Certificate of Good Standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials.

     (d) An opinion of counsel to the Borrower, addressed to the Bank, in substantially the form of EXHIBIT B.

     Section 6.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Banks to make any Loan hereunder (including the initial Loan) shall be subject to the satisfaction of the following conditions precedent (and any request for a Loan shall be deemed a representation and warranty by the Borrower that the following have been satisfied):

     (a) Before and after giving effect to such Loan, the representation and warranties contained in ARTICLE VII shall be true and correct, as though made on the date of such Loan.

     (b) Before and after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.


                   ARTICLE VII REPRESENTATIONS AND WARRANTIES

     Section 7.1 MULTI-FACILITY CREDIT AGREEMENT. To induce the Agent and the Banks to enter into this Agreement, to grant the Commitments and to make Loans hereunder, the hereby makes the representations and warranties contained in ARTICLE XI of the Multi-Facility Credit Agreement, which provisions, together with the related definitions, as in effect on the date hereof are hereby incorporated herein by reference (MUTATIS MUTANDIS) for the benefit of the Agent and the Banks hereunder and shall continue for the purposes of this Article VII regardless of the termination of the Multi-Facility Credit Agreement or the Agent's participation therein; PROVIDED that (a) the date "December 31, 1995" contained in Section 11.4 of the Multi-Facility Credit Agreement shall be deemed to mean "December 31, 1998"; (b) references in ARTICLE XI of the Multi-Facility Credit Agreement to the (i) "Agreement" and "Loan Documents," (ii) "Banks,"
(iii) "Loans" and (iv) "Administrative Agent" shall be deemed to mean this Agreement, the Loan Documents as defined hereunder, the Banks, the Agent and the Loans, each hereunder, respectively; and (c) all amendments to the Multi-Facility Credit Agreement before or after the date hereof shall be given effect of purposes of this Article VII.

     Section 7.2 NEW SYNDICATED AGREEMENT. Upon the closing of the New Syndicated Agreement, if the Commitment or Loans remain outstanding hereunder, the Agent, upon direction of the Required Banks given at their discretion, may elect to have the representations and warranties set forth in the New Syndicated Agreement incorporated into this Agreement in place of those of the Multi-Facility Credit Agreement incorporated as provided in SECTION 7.1 above, and the Agent shall give notice to the Borrower of such election, together with any conforming drafting provisions reasonably necessary for such incorporation.

     Section 7.3 ADDITIONAL REPRESENTATION. The Borrower hereby makes the following additional representation, which shall be deemed an representation under such Article XI for purpose of the references thereto in Article X hereof:

          The Borrower is in the process of reviewing its operations and those of its Subsidiaries and has requested from third parties with which the Borrower of any of its Subsidiaries has a material relationship a certification of compliance, in order to evaluate the extent to which the business or operations of the Borrower and its Subsidiaries will be affected by the Year 2000 problem. As a result of such review, the Borrower has no reason to believe and does not believe that the Year 2000 problem will have a material adverse effect on the business, consolidated financial position, stockholders' equity or results of operations of the Borrower and its Subsidiaries, taken as a whole.

                             ARTICLE VIII COVENANTS

     Section 8.1 MULTI-FACILITY CREDIT AGREEMENT. So long as this Agreement shall remain in effect and until the Commitments have been terminated and all amounts owing hereunder shall have been paid in full, the Borrower shall comply with and be bound by the covenants contained in ARTICLE XII of the Multi-Facility Credit Agreement and will provide all of the information and notice required by such Article, which provisions, together with the related definitions, as in effect on the date hereof are hereby incorporated herein by reference (MUTATIS MUTANDIS) for the benefit of the Agent and the Banks hereunder and shall continue for the purposes of this Article VIII regardless of the termination of the Multi-Facility Credit Agreement or the Agent's participation therein; PROVIDED, that (i) references to the "Agent," "Banks" or the "Required Banks" shall be deemed to mean the Agent, Banks and Required Banks, hereunder; and (ii) references to "Default" or "Event of Default" shall be deemed to mean a Default or Event of Default hereunder; and (ii) all amendments to the Multi-Facility Credit Agreement before or after the date hereof shall be given effect of purposes of this Article VIII.

     Section 8.2 NEW SYNDICATED AGREEMENT. Upon the closing of the New Syndicated Agreement, if the Commitment or Loans remain outstanding hereunder, the Agent, upon direction of the Required Banks given at their discretion, may elect to have the covenants set forth in the New Syndicated Agreement incorporated into this Agreement in place of those of the Multi-Facility Credit Agreement incorporated as provided in SECTION 8.1 above, and the Agent shall give notice to the Borrower of such election, together with any conforming drafting provisions reasonably necessary for such incorporation.

     Section 8.3 INFORMATION. The Borrower has also agreed to provide to the Agent all information required by the Agent to determine the Applicable Margin and Alternative Applicable Margin, certified by the appropriate officer of the Borrower if so requested by the Bank.


                          ARTICLE IX EVENTS OF DEFAULT

     Section 9.1 MULTI-FACILITY CREDIT AGREEMENT. If any of the events described in ARTICLE XIII of the Multi-Facility Credit Agreement (each an "EVENT OF DEFAULT") (which provisions, together with the related definitions, as in effect on the date hereof are hereby incorporated herein by reference (MUTATIS MUTANDIS) for the benefit of the Banks and the Agent hereunder and shall continue for the purposes of this Article IX regardless of the termination of the Multi-Facility Credit Agreement or the Agent's participation therein, or any amendment of, or any consent to any deviation from or other modification of, the Multi-Facility Credit Agreement; PROVIDED that (a) references to (i) any "document delivered pursuant to this Agreement," (ii) "Loan" or (iii) "Fee" shall be deemed to mean this Agreement, the Loan Documents as defined hereunder, the Loans hereunder and the Facility Fee hereunder, respectively; (b) references to Sections in
ARTICLE XIII shall be deemed to be references to such clauses as incorporated herein by reference; and (c) all amendments to the Multi-Facility Credit Agreement before or after the date hereof shall be given effect of purposes of this Article IX.

     Section 9.2 NEW SYNDICATED AGREEMENT. Upon the closing of the New Syndicated Agreement, if the Commitment or Loans remain outstanding hereunder, the Agent, upon direction of the Required Banks given at their discretion, may elect to have the events of default set forth in the New Syndicated Agreement incorporated into this Agreement in place of those of the Multi-Facility Credit Agreement incorporated as provided in SECTION 9.1 above, and the Agent shall give notice to the Borrower of such election, together with any conforming drafting provisions reasonably necessary for such incorporation.

     Section 9.3 EXISTING CREDIT AGREEMENT. Any Event of Default under the Existing Credit Agreement shall constitute an Event of Default hereunder.

     Section 9.4 REMEDIES. If (a) any Event of Default under which termination of the relevant commitments and acceleration of loans occurs automatically without notice (for example, an Event of Default under SECTIONS 13.1(2) of the Multi-Facility Credit Agreement) shall occur, the Commitments shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Agent may take any or all of the following actions (and shall take any or all of the following actions on direction of the Required Banks): (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Agent or the Banks, and (iv) enforce all rights and remedies under any applicable law.

     In addition to the remedies set forth in the foregoing paragraph, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, each Bank or any other holder of the Note may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with such Bank or such other holder, or any obligations of such Bank or such other holder of the Note, against the Indebtedness then owed by the Borrower to such Bank.


                              ARTICLE X THE AGENT

     Section 10.1 APPOINTMENT AND GRANT OF AUTHORITY. Each Bank hereby appoints the Agent, and the Agent hereby agrees to act, as agent under this Agreement. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby authorizes, consents to, and directs the Borrower to deal with the Agent as the true and lawful agent of such Bank to the extent set forth herein.

     Section 10.2 NON RELIANCE ON AGENT. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement and the Loan Documents or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its related companies) which may come into the Agent's possession.

     Section 10.3  RESPONSIBILITY OF THE AGENT AND OTHER MATTERS.

     (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section. The duties of the Agent shall be mechanical and administrative in nature.

     (b) Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine:

          (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (a) this Agreement, or the Notes, or (b) any document or instrument furnished pursuant to or in connection with this Agreement or the Notes;

          (ii)  the collectibility of any amounts owed by the Borrower;

          (iii) any recitals or statements or representations or warranties in connection with this Agreement or the Notes;

          (iv) any failure of any party to this Agreement to receive any communication sent; or

          (v) the assets, liabilities, financial condition, results of operations, business or creditworthiness of the Borrower.

     (c) The Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in-any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes on the Borrower's part.

     Section 10.4 ACTION ON INSTRUCTIONS. The Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting under this Agreement or the Notes or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from (i) the Required Banks except for instructions which under the express provisions hereof must be received by the Agent from all the Banks, and (ii) in the case of such instructions, from all the Banks.

     Section 10.5 INDEMNIFICATION. To the extent the Borrower does not reimburse and save the Agent harmless according to the terms hereof for and from all costs, expenses and disbursements in connection herewith or with the other Loan Documents, such costs, expenses and disbursements to the extent reasonable shall be borne by the Banks ratably in accordance with their Percentages and the Banks hereby agree on such basis (a) to reimburse the Agent for all such reasonable costs, expenses and disbursements on request and (b) to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other reasonable costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement or the Notes or any instrument or document in connection herewith or therewith, or any request of the Banks, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement or the other Loan Documents or the taking of any action under or in connection with this Agreement or the Notes.

     Section 10.6 U.S. BANK NATIONAL ASSOCIATION AND AFFILIATES. With respect to U.S. Bank National Association's Commitment and any Loans by U.S. Bank National Association under this Agreement and any Note and any interest of U.S. Bank National Association in any Note, U.S. Bank National Association shall have the same rights, powers and duties under this Agreement and such Note as any other Bank and may exercise the same as though it were not the Agent. U.S. Bank National Association and its affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if U.S. Bank National Association were not the Agent.

     Section 10.7 NOTICE TO HOLDER OF NOTES. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

     Section 10.8 SUCCESSOR AGENT. The Agent may resign at any time by giving at least 30 days written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Agent.


                            ARTICLE XI MISCELLANEOUS

     Section 11.1 NO WAIVER AND AMENDMENT. No failure on the part of the Banks or the holder of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks or the holder of the Notes to any other or further action in any circumstances without notice or demand.

     Section 11.2 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Agent upon direction of the required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless agreed to by the Agent and all of the Banks:

     (a) increase the amounts of or extend the terms of the Commitments or subject the Banks to any additional obligations;

     (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

     (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

     (d)  change the definition of Required Banks or amend this SECTION 11.2

PROVIDED, FURTHER that amendments, waivers or consents affecting the rights of the Agent shall also require the consent of the Agent.

     Section 11.3  ASSIGNMENTS AND PARTICIPATIONS.

     (a) ASSIGNMENTS. Each Bank shall have the right, subject to the further provisions of this SECTIONS 11.3, to sell or assign all or any part of its Commitments, Loans, Notes, and other rights and obligations under this Agreement and related documents (such transfer, and "Assignment") to any commercial lender, other financial institution or other entity (an "Assignee"). Upon such Assignment becoming effective as provided in SECTION 11.3(b), the assigning Bank shall be relieved from the portion of its Commitment, obligations to indemnify the Agent and other obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have the rights and obligations of a "Bank" hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Borrower and the Agent, each Assignment shall be in the initial principal amount of not less than $5,000,000 in the aggregate for all Loans and Commitments assigned, or an integral multiple of $1,000,000 if above such amount. Each Assignment shall be documented by an agreement between the assigning Bank and the Assignee (an "Assignment and Assumption Agreement") in form and substance satisfactory to the Agent.

     (b) EFFECTIVENESS OF ASSIGNMENTS. An Assignment shall become effective hereunder when all of the following shall have occurred: (i) the Agent and the Borrower shall have been given notice of the Assignment and shall have given prior written consent to such Assignment, unless the Assignee is already a Bank under this Agreement, provided, that consent by the Borrower shall not be unreasonably withheld and that the Borrower's consent shall not be required if an Event of Default shall have occurred and continued hereunder, (ii) either the assigning Bank or the Assignee shall have paid a processing fee of $3,500 to the Agent for its own account, (iii) the Assignee shall have submitted the assignment document in form satisfactory to the Agent, in which the Assignee shall have agreed in writing to have irrevocably assumed and undertaken the transferred portion of the assigning Bank's obligations hereunder (including without limitation the obligations to indemnify the Agent hereunder), to the Agent with a copy for the Borrower, and shall have provided to the Agent information the Agent shall have reasonably requested to make payments to the Assignee, and (iv) the assigning Bank and the Agent shall have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, (x) if requested by the assigning Bank, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assigning Bank and the Assignee; and (y) the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Assignee.

     (c) PARTICIPATIONS. Each Bank shall have the right, subject to the further provisions of this SECTION 11.3, to grant or sell a participation in all or any part of its Loans, Notes and Commitments (a "Participation") to any commercial lender, other financial institution or other entity (a "Participant") without the consent of the Borrower, the Agent of any other party hereto. The Borrower agrees that if amounts outstanding under this agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its

     Participation in amounts owing under this Agreement and any Note to the same extent as if the amount of its Participation were owing directly to it as a Bank under this agreement or any note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in SECTION 4.5 hereof. The Borrower also agrees that each Participant shall be entitled to the benefits of ARTICLE V with respect to its Participation, provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the Participation transferred by such transferor Bank to such Participant had no such transfer occurred.

     (d) LIMITATION OF RIGHTS OF ANY ASSIGNEE OR PARTICIPANT. Notwithstanding anything in the foregoing to the contrary, except in the instance of an Assignment that has become effective as provided in
     SECTION 11.3(b), (i) no Assignee or Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Banks other than the assigning or selling Bank shall deal solely with the assigning or selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Assignee or Participant, (iii) no Assignment or Participation shall relieve the assigning or selling Bank from its Commitment to make Loans hereunder or any of its other obligations hereunder and such Bank shall remain solely responsible for the performance hereof, the (iv) no Assignee or Participant, other than an affiliate of the assigning or selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such Assignee or Participant that such Bank will not, without such Assignee's or Participant's consent, take any action which would, in the case of any principal, interest or fee in which the Assignee or Participant has an ownership or beneficial interest: (w) extend the final maturity of any Loans or extend the Termination Date, (x) reduce the interest rate on the Loans or the rate of Facility Fees, (y) forgive any principal of, or interest on, the Loans or any fees, or (z) release all or substantially all of the Collateral for the Loans.

     (e) TAX MATTERS. No Bank shall be permitted to enter into any Assignment or Participation with any Assignee or Participant who is not a United States Person unless such Assignee or Participant represents and warrants to such Bank that, as at the date of such Assignment or Participation, it is entitled to receive interest payments without withholding or deduction of any taxes and such Assignee or Participant executes and delivers to such Bank on or before the date of execution and delivery of documentation of such Participation or Assignment, a United States Internal Revenue Service Form 1001 or 4224, or any successor to either of such forms, as appropriate, properly completed an claiming complete exemption from withholding and deduction of all Federal Income Taxes. A "United States Person" means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision hereof or any estate or trust, in each case that is not subject to withholding of United States Federal income taxes or other taxes on payment of interest, principal of fees hereunder.


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

     (f) INFORMATION. Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to Assignees and Participants and potential Assignees and Participants.

     (g) FEDERAL RESERVE BANK. Nothing herein stated shall limit the right of any Bank to assign any interest herein and in any Note to a Federal Reserve Bank.

     Section 11.4 COSTS, EXPENSES AND TAXES. The Borrower agrees, whether or not any Loan is made hereunder, to pay on demand (without duplication) all costs and expenses of the following persons (including the reasonable fees and expenses of counsel and paralegals for such persons who may be employees of such persons), incurred in connection with the following matters: (i) the Agent in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof and (ii) the Agent and the Banks in connection with the enforcement of the Loan Documents. The Borrower agrees to pay, and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Banks harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof. The obligations of the Borrower under this SECTION 11.4 shall survive any termination of this Agreement.

     Section 11.5 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; PROVIDED, HOWEVER, that any notice to the Agent under
ARTICLE II hereof shall be deemed to have been given only when received by the Agent.

     Section 11.6 SUCCESSORS. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks. The Borrower shall not assign its rights or duties hereunder without the written consent of the Banks.

     Section 11.7 SEVERABILITY. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.8 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

     Section 11.9 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 11.10 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding between the Borrower, the Banks and the Agent with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 11.12 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     Section 11.13 CONSENT TO JURISDICTION. AT THE OPTION OF THE BANKS, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANKS AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 11.14 WAIVER OF JURY TRIAL. THE BORROWER, THE BANKS AND THE AGENT EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.


                                  PENTAIR, INC.


                                   By: /s/ Richard W. Ingman
                                       ------------------------------------


                                   Title: CFO

                                   Waters Edge Plaza
                                   1500 County Road B2 West
                                   St. Paul, Minnesota 55113
                                   Attention: Chief Financial Officer
                                   Telecopy: (651) 639-5209
                                   Telephone: (651) 636-7920


                                   U.S. BANK NATIONAL ASSOCIATION


                                   By: /s/ Mark R. Olmon
                                       ------------------------------------

                                   Title: Senior Vice President

                                   601 2nd Ave. S.
                                   Minneapolis, MN 55402-4302
                                   Attention: Mark R. Olmon
                                   Telephone: (612) 973-1085
                                   Fax: (612) 973-0825


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